Exhibit 4.1

NUMBER GC5883992 Y MATERIALS Y PAID AND NON - ASSESSABLE CONSOLID ATION • SPECIMEN • GC5883992 • CA2 � JS 'ROilf'ORATION • ELECTRA BATTERY � i!ll CONSOLI DATED COMMON SHARES ELEC 83992 • CA28474P7O65 • OFULLY PAID TRA BATTERY MATERIALS CORPORATION• SHARES ELECTRA BATTERY MATERIALS C OFULLY PAID AND NON - ASSESSABLE CON ORPORATION • SPECIMEN• GC5883992 • ISIN:CA28474P7065 CUSIP: 28474P706 SHARES Printed by DATA BUSINESS FORMS • SPECIMEN • GC5883992 • CA28474P7O65 • OFULLY PAID AND NON - ASSESSABLE CONS OLIDATED COMMON SHA_BE � E �� JWTEJi.Y .11ATERIALS CORPORATION • E L ECTRA BATT ERV MATERIALS CORPall:A � Ol(.'CftWEN"' - 'tcsaa3992 • CA28474P7O65 • OFULLY PA ID AND NON - ASSESSABLE CONSOLIDATED COMMON SHARES ELECTRA BATTERY MATERIALS CORPORATIDN • ELECTRA BATTERY MATERIALS CORPORATION • SP E CIMEN • GC5883992 FULLY PAID AND NON - ASSESSABLE CONSOLIDATED COMMON SHARES IN THE CAPITAL OF ELECTRA BATTERY MATERIALS CORPORATION transferable only on the books of the Corporation by the registered holder hereof in person or by duly Attorney authorized on surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar of the Corporation. IN WITNESS WHEREOF the Corporation has caused this Certificate to be signed by its duly authorized officers. DATED: Countersigned and Re TSX Trust Company Transfer Agent and Re Equiniti Trust Com pa Co - Transfer Agent and BY + - - + - - + - - t - - ; - --- ;;_ --- .,...... 1 • AU1HOR1 eat the offices ofTSX Trust Company, Vane SECURITY INSTRUCTIONS ON REVERSE VOIR LES INSTRUCTIONS DE SECURITE AU VERSO 5883992

SECURITY INSTRUCTIONS - INSTRUCTIONS DE SÉCURITÉ

THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.

PAPIER FILIGRANÉ, NE PAS ACCEPTER SANS VÉRIFIER LA PRÉSENCE DU FILIGRANE. POUR CE FAIRE, PLACER À LA LUMIÈRE.

For value received, the undersigned hereby sell(s), assign(s) and transfer(s) unto

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(**Print** name(s) of person(s) to whom the securities are being transferred and the address for the register)

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______________________________________ shares
(number of shares if blank, deemed to be all)

of the Corporation represented by this certificate, and hereby irrevocably constitutes and appoints ______________________ the attorney of the undersigned to transfer the said securities with full power of substitution in this matter:

Dated ____________________

Signature Guarantee(s)*
(the transfer cannot be processed without acceptable guarantees of all signatures)

Transferor(s) Signature(s)*

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*For transfers signed by the registered holder(s), their signatures(s) must correspond with the name(s) on the certificate in every particular, without changes.

In Canada and the US: a **Medallion Guarantee** obtained from a member of an acceptable Medallion Guarantee Program (STAMP, SEMP or MSP). Many banks, credit unions and broker dealers are members of a Medallion Guarantee Program. The guarantor must affix a stamp in the space above bearing the actual words "Medallion Guaranteed".

In Canada: a **Signature Guarantee** obtained from a major Canadian Schedule I bank that is not a member of a Medallion Guarantee Program. The guarantor must affix a stamp in the space above bearing the actual words "Signature Guaranteed".

Outside Canada and the US: holders must obtain a guarantee from a local financial institution that has a corresponding affiliate in Canada or the US that is a member of an acceptable Medallion Guarantee Program. The corresponding affiliate must over-guarantee the guarantee provided by the local financial institution.